Registration No. __________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CSMG TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Texas	74-2653437
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 North Shoreline Drive, Suite 701 North
Corpus Christi, TX	78471
(Address of principal executive offices)	(Zip Code)

2003 Stock Option Plan
(Full title of the plan)

Donald S. Robbins, President and Chief Executive Officer
CSMG Technologies, Inc.
501 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471
(Name and address of agent for service)

(301) 887-7546
(Telephone number, including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service should be sent to:
Ernest M. Stern, Esq.
Seyfarth Shaw LLP
815 Connecticut Avenue, N.W., Suite 500
Washington, D.C. 20006-4004
(202) 828-5360
Fax No.: (202) 828-5393

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock	3,300,000	$ 0.701 (1)	$ 2,313,300	$ 72

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) on the basis of the last sale price reported for the registrant’s common stock on June 22, 2007.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the SEC by CSMG Technologies, Inc. (“CSMG”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this registration statement:

(a)	Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, as amended.

(b)	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2007;

(c)	Current Report on Form 8-K filed on January 24, 2007 and April 9, 2007;

(d)	The description of CSMG’s common stock contained in its registration statement on Form 10-SB, filed on September 16, 1999, as amended.

All documents the registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation provide that we will indemnify our officers, directors, employees and agents to the fullest extent permitted by Texas law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors pursuant to the provisions described above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed.

The sale of the shares of common stock registered pursuant to this registration statement were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, or Rule 701 or Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation. There were no underwriters involved in connection with the sale of the above securities.

Item 8.   Exhibits.

The following exhibits are filed as part of this registration statement:

4.1	2003 Stock Option Plan, as amended
5.1	Opinion on legality
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this registration statement)

Item 9.   Undertakings.

(a)    The undersigned registrant will:

(1)    File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    Include any additional or changed material information on the plan of distribution.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)    File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)    For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec.230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Corpus Christi, Texas, on June 29, 2007

CSMG TECHNOLOGIES, INC.

By: /s/Donald S. Robbins
Name: Donald S. Robbins
Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald S. Robbins his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE
/s/Donald S. Robbins Donald S. Robbins	President, Chief Executive Officer, and Director	June 29, 2007
/s/Esmeralda G. Robbins Esmeralda G. Robbins	Director	June 29, 2007
/s/Conrad Derdeyn Conrad Derdeyn	Director	June 29, 2007
/s/K. Bruce Jones K. Bruce Jones	Chief Financial Officer	June 29, 2007
/s/Robert Jay Machen Robert Jay Machen	Director	June 29, 2007

The following exhibits are filed herewith or by incorporation by reference as part of this Registration Statement on Form S-8:

Exhibit No.	Description

4.1	2003 Stock Option Plan, as amended **
5.1	Opinion on legality **
23.1	Consent of Independent Registered Public Accounting Firm **
23.2	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page to this registration statement)
_____________________

*Previously filed
**Filed herewith